UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NephroGenex, Inc. (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	20-1295171 (I.R.S. Employer Identification No.)
79 T.W. Alexander Drive 4401 Research Commons Building Suite 290 P.O. Box 14188 Research Triangle Park, NC 27709 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193023

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Registrant’s common stock, par value $0.001 per share, to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock — Common Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193023) as originally filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2013 (as subsequently amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEPHROGENEX, INC.

Date: February 6, 2014	By:	/s/ Pierre Legault
Pierre Legault Chief Executive Officer